PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 9, 1996

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                     SUNAMERICA INC.
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     This Prospectus Supplement (this  Prospectus Supplement ) to the
Prospectus (the  Prospectus ) dated September 9, 1996 of SunAmerica Inc.
(the Company ) relates to deferred compensation obligations of the Company under the SunAmerica Representatives' Deferred Compensation Plan (the "Plan") and modifies and supplements the Prospectus enclosed herewith.

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     Capitalized terms used in this Prospectus Supplement without definition have the meanings given such terms in the Prospectus, unless the context clearly indicates otherwise.

Effective January 1, 1997, the Company added to the list of Valuation Funds currently available each of the following four separate investment portfolios (each, a Portfolio ) offered by Style Select Series, Inc.:

Aggressive Growth Portfolio, Mid-Cap Growth Portfolio, Value Portfolio, and International Equity Portfolio. Each Portfolio s investment objective is stated below:

1. The Aggressive Growth Portfolio seeks long-term growth of capital by investing generally in equity securities of small and medium-sized companies.

2. The Mid-Cap Growth Portfolio seeks long-term growth of capital by investing generally in equity securities of medium-sized companies.

3. The Value Portfolio seeks long-term growth of capital by investing in equity securities using a value style of investing.

4. The International Equity Portfolio seeks long-term growth of capital by investing in equity securities of issuers in countries other than the United States.

The Company reserves the right to terminate the availability of any Valuation Fund and add additional Valuations Funds at any time.

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The date of this Prospectus Supplement is January 1, 1997.